UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2013

NF ENERGY SAVING CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50155	02-0563302
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

390 Qingnian Avenue, Heping District
Shenyang, P.R. China	110015
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (8624) 8563-1159

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 - Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Reports

On August 21, 2013, in connection with an SEC review of the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 (the “2012 Form 10-K”) and after internal audit work by the Company, the Audit Committee of the Board of Directors determined that (A) the Consolidated Statements of Cash Flows for the years ended December 31, 2012 and 2011 presented in the 2012 Form 10-K, (B) the Consolidated Statements of Cash Flows for the three months ended March 31, 2013 and 2012 presented in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2013 (the “March 2013 Form 10-Q”); and (C) the Consolidated Statements of Cash Flows for the six months ended June 30, 2013 and 2012 presented in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2013 (the “June 2013 Form 10-Q”) should not be relied upon because amounts reported as “settlement of accounts payable in lieu of bank demand notes” should have been included in “cash flows from operating activities” as a non-cash transaction.

The Company’s balance sheet, income statement and other financial statements for the periods in question are not affected at all. All the above matters have been extensively discussed with the Company’s independent registered public accounting firm.

The Company intends to file the revised 2012 Form 10-K, March 2013 Form 10-Q and June 2013 Form 10-Q as soon as those filings can be prepared.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NF ENERGY SAVING CORPORATION
Date: August 27, 2013	By:	/s/ Gang Li
Gang Li
President and Chief Executive Officer